UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 2, 2015

Cardinal Health, Inc.
(Exact Name of Registrant as Specified in Charter)

Ohio	1-11373	31-0958666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7000 Cardinal Place, Dublin, Ohio 43017
(Address of Principal Executive Offices) (Zip Code)
(614) 757-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(d)
On September 2, 2015, the Board of Directors (the "Board") of Cardinal Health, Inc. (the "Company") elected Nancy Killefer to the Board, effective September 14, 2015, to serve until the 2015 annual meeting of shareholders and until her successor is elected and qualified, and also nominated her for election at the 2015 annual meeting of shareholders. The committee(s) of the Board on which Ms. Killefer initially will serve have not been determined as of the time of this filing. Ms. Killefer is a retired Senior Partner of McKinsey & Company, Inc. Ms. Killefer will participate in the standard director compensation arrangements described in the Company's proxy statement for its 2014 annual meeting of shareholders. The Board has determined that Ms. Killefer is independent under the standards of the New York Stock Exchange and the Company's Corporate Governance Guidelines.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc. (Registrant)

Date: September 8, 2015	By:	/s/ Stephen T. Falk
Name: Stephen T. Falk
Title: Executive Vice President, General Counsel and Corporate Secretary

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